NEWS RELEASE

ASTEC REPORTS THIRD QUARTER 2023 RESULTS

Third Quarter 2023 Overview (all comparisons are made to the corresponding prior year third quarter or year-to-date period, as applicable):
•Net sales decreased 3.8% to $303.1 million in the quarter. Year-to-date net sales increased 8.3% to $1.0 billion.
•Gross margin of 23.0% increased 220 basis points in the quarter. Year-to-date gross margin of 24.1% increased 320 basis points.
•Diluted EPS of $(0.29) compared to $0.03; Adjusted EPS of $(0.01) compared to $0.28 in the quarter largely due to a litigation loss contingency of $6.4 million involving equipment sold in 2017 negatively impacted diluted EPS and Adjusted EPS by $0.28.
•Year-to-date Diluted EPS of $0.82 compared to $0.04 and year-to-date Adjusted EPS of $1.77 compared to $0.88.
•Backlog of $614.7 million as of September 30, 2023 continued to normalize from $969.0 million peak at September 30, 2022.

CHATTANOOGA, Tenn. (November 1, 2023) – Astec Industries, Inc. (Nasdaq: ASTE) announced today its financial results for the third quarter of 2023.

"During the third quarter, order activity normalized amidst ongoing positive sentiment from customers" said Jaco van der Merwe, Chief Executive Officer. "Solid operating performance in the third quarter was masked by a $6.4 million litigation loss contingency in the Materials Solutions group. Combined with the outstanding performance in the first half of the year, year-to-date increases have been generated in net sales, operating margin and earnings per share over the same period in the prior year. Our focused execution on our long-term strategic goals is creating a performance culture that was demonstrated in our results. There is much work to do, however our strong balance sheet, expanding parts and component sales and a multi-year federal highway spending bill for road construction provide stability as we drive the business forward."

(in millions, except per share and percentage data)	3Q 2023	3Q 2022	Change		YTD 3Q 2023	YTD 3Q 2022	Change
Net sales	$303.1	$315.2	(3.8)%		$1,001.0	$924.6	8.3%
Domestic sales	229.6	249.4	(7.9)%		797.3	732.3	8.9%
International sales	73.5	65.8	11.7%		203.7	192.3	5.9%
Backlog	614.7	969.0	(36.6)%		614.7	969.0	(36.6)%
Domestic backlog	510.6	812.7	(37.2)%		510.6	812.7	(37.2)%
International backlog	104.1	156.3	(33.4)%		104.1	156.3	(33.4)%
(Loss) income from operations(a)	(5.2)	1.9	(373.7)%		29.7	4.2	607.1%
Operating margin(a)	(1.7)%	0.6%	(230)	bps	3.0%	0.5%	250	bps
Effective tax rate	8.5%	58.3%	(4,980)	bps	25.7%	53.3%	(2,760)	bps
Net (loss) income attributable to controlling interest	(6.6)	0.7	(1,042.9)%		18.6	0.9	1,966.7%
Diluted EPS	(0.29)	0.03	(1,066.7)%		0.82	0.04	1,950.0%

Adjusted (Non-GAAP)
Adjusted income from operations(a)	3.1	9.5	(67.4)%		57.8	29.3	97.3%
Adjusted operating margin(a)	1.0%	3.0%	(200)	bps	5.8%	3.2%	260	bps
Adjusted effective tax rate	108.3%	28.4%	7,990	bps	24.3%	24.8%	(50)	bps
Adjusted net (loss) income attributable to controlling interest	(0.2)	6.5	(103.1)%		40.2	20.2	99.0%
Adjusted EPS	(0.01)	0.28	(103.6)%		1.77	0.88	101.1%
Adjusted EBITDA	10.0	16.6	(39.8)%		77.4	48.6	59.3%
Adjusted EBITDA margin	3.3%	5.3%	(200)	bps	7.7%	5.3%	240	bps
(a) Certain reclassifications have been made to the prior period financial information to conform to the presentation used in the financial statements for the three and nine months ended September 30, 2023

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
All comparisons are made to the prior year third quarter:
•Net sales decreased as a decline in equipment sales was partially offset by an increase in parts and component sales. A decline in domestic sales was partially offset by an increase in international sales, primarily in Australia. Sales reported by our foreign subsidiaries in U.S. dollars for the third quarter of 2023 would have been $1.1 million higher had third quarter 2023 foreign exchange rates been the same as third quarter 2022 rates.
•Our backlog continues to trend toward normalized levels as order rates stabilize. Historically high levels of backlog were experienced in the second half of 2021 and 2022 as customer order patterns adjusted to supply chain constraints.
•Operating margin declined 230 basis points as an improvement in gross margin was more than offset by increased selling, general and administrative expenses.
•The increase in selling, general and administrative expenses was primarily due to a $6.4 million loss contingency associated with a jury verdict in an equipment dispute. A judgment has not been entered by the trial court. Once rendered, the Company will evaluate the judgment, including whether to appeal any judgment entered by the court.
•Adjusted net income and Adjusted EPS exclude $6.4 million and $0.28, respectively, of incremental costs, net of tax, primarily driven by our transformation program initiatives to optimize our company for long term value creation.

Segments Results

Infrastructure Solutions - Road building equipment, asphalt and concrete plants, thermal storage solutions.
•Net sales of $190.8 million decreased 5.5% due to a decline in equipment sales partially offset by an increase in parts and component sales.
•Segment Operating Adjusted EBITDA of $16.5 million compared to $17.6 million for the same period in the prior year. Segment Operating Adjusted EBITDA margin of 8.6% decreased 10 basis points.

Materials Solutions - Processing equipment to crush, screen and convey aggregates.
•Net sales of $110.5 million decreased slightly by 1.2% as equipment and parts and component sales remained steady.
•Segment Operating Adjusted EBITDA of $8.3 million decreased 36.6% despite a 260 basis point increase in gross margin. Segment Operating Adjusted EBITDA margin of 7.5% decreased 420 basis points. These declines were primarily associated with the previously noted $6.4 million litigation loss contingency.

Balance Sheet, Cash Flow and Liquidity
•We ended the quarter with balance sheet cash of $73.8 million.
•Net cash used in operating activities for the nine months ended September 30, 2023 was $18.8 million as we carried additional inventories on hand to satisfy customer demand for our products.
•Net cash consumed by investing activities for the nine months ended September 30, 2023 was $3.9 million due to the net expenditures for property and equipment.
•Net cash provided by financing activities for the nine months ended September 30, 2023 was $30.8 million primarily due to increased net borrowings on credit facilities and bank loans.

Third Quarter Capital Allocation
•Capital expenditure investments to increase capacity and improve efficiency were $7.9 million.
•Dividend payment of $0.13 per share.

Investor Conference Call and Webcast

Astec will conduct a conference call and live webcast today, November 1, 2023, at 8:30 A.M. Eastern Time, to review its third quarter financial results as well as current business conditions.

To access the call, dial (888) 440-4118 on Wednesday, November 1, 2023 at least 10 minutes prior to the scheduled time for the call. International callers should dial (646) 960-0833.

You may also access a live webcast of the call at: https://events.q4inc.com/attendee/499226418

You will need to give your name and company affiliation and reference Astec. An archived webcast will be available for ninety days at www.astecindustries.com.

A replay of the call can be accessed until November 15, 2023 by dialing (800) 770-2030, or (647) 362-9199 for international callers, Conference ID# 8741406. A transcript of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website within 5 business days after the call.
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE

About Astec

Astec, (www.astecindustries.com), is a manufacturer of specialized equipment for asphalt road building, aggregate processing and concrete production. Astec's manufacturing operations are divided into two primary business segments: Infrastructure Solutions that includes road building, asphalt and concrete plants, thermal and storage solutions; and Materials Solutions that include our aggregate processing equipment. Astec also operates a line of controls and automation products designed to deliver enhanced productivity through improved equipment performance.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995

This News Release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, income, earnings, cash flows, changes in operations, operating improvements, businesses in which we operate and the United States and global economies. Statements in this News Release that are not historical are hereby identified as "forward-looking statements" and may be indicated by words or phrases such as "anticipates," "supports," "plans," "projects," "expects," "believes," "should," "would," "could," "forecast," "management is of the opinion," use of the future tense and similar words or phrases. These forward-looking statements are based largely on management's expectations, which are subject to a number of known and unknown risks, uncertainties and other factors discussed and described in our most recent Annual Report on Form 10-K, including those risks described in Part I, Item 1A. Risk Factors thereof, and in other reports filed subsequently by us with the Securities and Exchange Commission, which may cause actual results, financial or otherwise, to be materially different from those anticipated, expressed or implied by the forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements to reflect future events or circumstances, except as required by law.

Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company's results, the Company refers to various U.S. GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore may not be comparable to the calculation of similar measures for other companies. Management of the Company does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Nonetheless, this non-GAAP information can be useful in understanding the Company's operating results and the performance of its core business. Management of the Company uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company's financial performance against such budgets and targets. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in this News Release.

For Additional Information Contact:
Steve Anderson
Senior Vice President of Administration and Investor Relations
Phone: (423) 899-5898
E-mail: sanderson@astecindustries.com
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Certain reclassifications have been made to the prior period financial information included in this News Release to conform to the presentation used in the financial statements for the three and nine months ended September 30, 2023.

Astec Industries Inc.
Condensed Consolidated Statements of Operations
(In millions, except shares in thousands and per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$303.1	$315.2	$1,001.0	$924.6
Cost of sales	233.5	249.7	759.3	731.5
Gross profit	69.6	65.5	241.7	193.1

Operating expenses:
Selling, general and administrative expenses	74.3	63.5	206.7	184.4
Restructuring, impairment and other asset charges, net	0.5	0.1	5.3	4.5
Total operating expenses	74.8	63.6	212.0	188.9
(Loss) income from operations	(5.2)	1.9	29.7	4.2

Other expenses, net:
Interest expense	(2.4)	(0.6)	(6.4)	(1.6)
Other income (expenses), net	0.5	(0.1)	2.0	(1.1)
(Loss) income before income taxes	(7.1)	1.2	25.3	1.5
Income tax (benefit) provision	(0.6)	0.7	6.5	0.8
Net (loss) income	(6.5)	0.5	18.8	0.7
Net (income) loss attributable to noncontrolling interest	(0.1)	0.2	(0.2)	0.2
Net (loss) income attributable to controlling interest	$(6.6)	$0.7	$18.6	$0.9

Earnings per common share
Basic	$(0.29)	$0.03	$0.82	$0.04
Diluted	(0.29)	0.03	0.82	0.04

Weighted average shares outstanding
Basic	22,747	22,837	22,709	22,824
Diluted	22,747	22,916	22,776	22,932
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Segment Net Sales and Operating Adjusted EBITDA
(In millions, except percentage data; unaudited)

Segment net sales are reported net of intersegment sales.

	Three Months Ended September 30,
	Infrastructure Solutions		Materials Solutions		Corporate and Other	Total
2023 Net sales	$190.8		$110.5		$1.8	$303.1
2022 Net sales	201.9		111.8		1.5	315.2
Change $	(11.1)		(1.3)		0.3	(12.1)
Change %	(5.5)%		(1.2)%		20.0%	(3.8)%

2023 Segment Operating Adjusted EBITDA	16.5		8.3		(14.4)	10.4
2022 Segment Operating Adjusted EBITDA	17.6		13.1		(14.2)	16.5
Change $	(1.1)		(4.8)		(0.2)	(6.1)
Change %	(6.3)%		(36.6)%		(1.4)%	(37.0)%

2023 Segment Operating Adjusted EBITDA Margin	8.6%		7.5%
2022 Segment Operating Adjusted EBITDA Margin	8.7%		11.7%
Change bps	(10)	bps	(420)	bps

	Nine Months Ended September 30,
	Infrastructure Solutions		Materials Solutions		Corporate and Other	Total
2023 Net sales	$638.8		$354.6		$7.6	$1,001.0
2022 Net sales	609.0		312.9		2.7	924.6
Change $	29.8		41.7		4.9	76.4
Change %	4.9%		13.3%		181.5%	8.3%

2023 Segment Operating Adjusted EBITDA	70.5		41.9		(33.5)	78.9
2022 Segment Operating Adjusted EBITDA	49.9		34.8		(36.3)	48.4
Change $	20.6		7.1		2.8	30.5
Change %	41.3%		20.4%		7.7%	63.0%

2023 Segment Operating Adjusted EBITDA Margin	11.0%		11.8%
2022 Segment Operating Adjusted EBITDA Margin	8.2%		11.1%
Change bps	280	bps	70	bps

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
We present certain non-GAAP information that can be useful in understanding our operating results and the performance of our core business. We use both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate financial performance against such budgets and targets. We exclude the costs and related tax effects of the following items as we do not believe they are indicative of our core business operations:

•Transformation program - Incremental costs related to the execution of our ongoing strategic transformation initiatives which may include personnel costs, third-party consultant costs, duplicative systems usage fees, administrative costs, accelerated depreciation and amortization on certain long-lived assets and other similar type charges. Transformation program initiatives includes our multi-year phased implementation of a standardized enterprise resource planning system across the global organization and a lean manufacturing initiative at one of our largest manufacturing sites. These costs are included in "Cost of sales" and "Selling, general and administrative expenses", as appropriate, in the Consolidated Statements of Operations.

•Restructuring and other related charges - Charges related to restructuring activities which primarily include personnel termination actions and reorganization efforts to simplify and consolidate our operations. These activities include the termination of our previous CEO, the limited overhead restructuring action implemented in February 2023, the closing of our Tacoma location in Q1 2022 and ongoing litigation costs for our exited Enid location. These costs are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations.

•Asset impairment - Asset impairment charges, to the extent that they are experienced, are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations. These include charges associated with abandoned in-process internally developed software that was determined to be impaired in the second quarter of both 2023 and 2022. Additional charges in 2022 relate to the determination that prepaid charges related to certain manufacturing equipment contracted to be constructed by a third-party vendor would not be recovered.

•(Loss) gain on sale of property and equipment, net - Gains or losses recognized on the disposal of property and equipment that are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations. We may sell or dispose of assets in the normal course of our business operations as they are no longer needed or used.

•Transaction costs - Transaction costs associated with the acquisition or integration of acquired businesses. These costs are typically included in "Selling, general and administrative expenses" in the Consolidated Statements of Operations. Transaction costs primarily relate to the acquisition and integration costs associated with the acquisition of MINDS Automation Group, Inc. that was completed on April 1, 2022.

A reconciliation of total Segment Operating Adjusted EBITDA to the Company's "Net (loss) income attributable to controlling interest" is as follows (in millions; unaudited):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Change $	2023	2022	Change $
Segment Operating Adjusted EBITDA	$10.4	$16.5	$(6.1)	$78.9	$48.4	$30.5
Adjustments:
Transformation program	(7.7)	(7.0)	(0.7)	(22.5)	(18.7)	(3.8)
Restructuring and other related charges	(0.1)	(0.1)	—	(7.6)	(1.5)	(6.1)
Asset impairment	—	(0.4)	0.4	(0.8)	(3.4)	2.6
(Loss) gain on sale of property and equipment, net	(0.4)	0.4	(0.8)	3.1	0.4	2.7
Transaction costs	—	(0.5)	0.5	—	(1.9)	1.9
Interest expense, net	(1.9)	(0.3)	(1.6)	(4.9)	(0.9)	(4.0)
Depreciation and amortization	(7.1)	(7.3)	0.2	(19.6)	(20.9)	1.3
Income tax benefit (provision)	0.6	(0.7)	1.3	(6.5)	(0.8)	(5.7)
Elimination of intercompany profit	(0.3)	(0.1)	(0.2)	(1.3)	—	(1.3)
Net (income) loss attributable to noncontrolling interest	(0.1)	0.2	(0.3)	(0.2)	0.2	(0.4)
Net (loss) income attributable to controlling interest	$(6.6)	$0.7	$(7.3)	$18.6	$0.9	$17.7

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Balance Sheets
(In millions; unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash, cash equivalents and restricted cash	$73.8	$66.0
Investments	5.7	3.9
Trade receivables and contract assets, net	174.7	167.1
Inventories, net	450.1	393.4
Other current assets, net	42.0	66.0
Total current assets	746.3	696.4
Property, plant and equipment, net	181.0	173.6
Other long-term assets	147.1	144.4
Total assets	$1,074.4	$1,014.4

Liabilities
Current liabilities:
Accounts payable	$114.3	$107.2
Customer deposits	60.6	69.5
Other current liabilities	107.3	97.3
Total current liabilities	282.2	274.0
Long-term debt	122.0	78.1
Other long-term liabilities	35.4	35.4
Total equity	634.8	626.9
Total liabilities and equity	$1,074.4	$1,014.4

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Statements of Cash Flows
(In millions; unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$18.8	$0.7
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	19.6	20.9
Provision for credit losses	0.6	0.9
Provision for warranties	14.4	9.3
Deferred compensation expense (benefit)	0.2	(1.1)
Share-based compensation	3.5	5.4
Deferred tax benefit	(2.1)	(12.6)
Gain on disposition of property and equipment, net	(3.1)	(0.4)
Asset impairment charges	0.8	3.4
Amortization of debt issuance costs	0.2	—
Distributions to deferred compensation programs' participants	(1.5)	(0.9)
Change in operating assets and liabilities:
Purchase of trading securities, net	(1.4)	(0.7)
Receivables and other contract assets	(5.8)	(25.0)
Inventories	(59.7)	(98.9)
Prepaid expenses	8.3	0.9
Other assets	(9.6)	(10.3)
Accounts payable	7.1	25.3
Accrued loss reserves	1.2	0.3
Accrued employee related liabilities	9.3	10.0
Other accrued liabilities	(0.8)	1.7
Accrued product warranty	(9.6)	(8.6)
Customer deposits	(8.2)	21.1
Income taxes payable/prepaid	(1.0)	1.8
Net cash used in operating activities	(18.8)	(56.8)
Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(17.8)
Expenditures for property and equipment	(25.0)	(27.6)
Proceeds from sale of property and equipment	20.2	0.7
Purchase of investments	(0.8)	(0.8)
Sale of investments	1.7	0.5
Net cash used in investing activities	(3.9)	(45.0)
(Continued)

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Statements of Cash Flows (Continued)
(In millions; unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from financing activities:
Payment of dividends	(8.9)	(8.3)
Proceeds from borrowings on credit facilities and bank loans	221.4	50.1
Repayments of borrowings on credit facilities and bank loans	(180.2)	(42.5)
Sale of Company stock by deferred compensation programs, net	0.1	0.2
Withholding tax paid upon vesting of share-based compensation awards	(1.6)	(1.8)
Repurchase of Company stock	—	(6.1)
Net cash provided by (used in) financing activities	30.8	(8.4)
Effect of exchange rates on cash	(0.3)	(3.4)
Increase (decrease) in cash, cash equivalents and restricted cash	7.8	(113.6)
Cash, cash equivalents and restricted cash, beginning of period	66.0	134.4
Cash, cash equivalents and restricted cash, end of period	$73.8	$20.8
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
GAAP vs Non-GAAP Adjusted EPS Reconciliations
(In millions, except per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net (loss) income attributable to controlling interest	$(6.6)	$0.7	$18.6	$0.9
Adjustments:
Transformation program	7.8	7.0	22.8	18.7
Restructuring and other related charges	0.1	0.1	7.6	1.5
Asset impairment	—	0.4	0.8	3.4
Loss (gain) on sale of property and equipment, net	0.4	(0.4)	(3.1)	(0.4)
Transaction costs	—	0.5	—	1.9
Income tax impact of adjustments	(1.9)	(1.8)	(6.5)	(5.8)
Adjusted net (loss) income attributable to controlling interest	$(0.2)	$6.5	$40.2	$20.2

Diluted EPS	$(0.29)	$0.03	$0.82	$0.04
Adjustments:
Transformation program	0.34	0.31	1.00	0.82
Restructuring and other related charges (a)	—	—	0.34	0.06
Asset impairment	—	0.02	0.04	0.15
Loss (gain) on sale of property and equipment, net	0.02	(0.02)	(0.14)	(0.02)
Transaction costs	—	0.02	—	0.08
Income tax impact of adjustments	(0.08)	(0.08)	(0.29)	(0.25)
Adjusted EPS	$(0.01)	$0.28	$1.77	$0.88

(a) Calculation includes the impact of a rounding adjustment

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
EBITDA and Adjusted EBITDA Reconciliations
(In millions, except percentage data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$303.1	$315.2	$1,001.0	$924.6

Net (loss) income attributable to controlling interest	$(6.6)	$0.7	$18.6	$0.9
Interest expense, net	1.9	0.3	4.9	0.9
Depreciation and amortization	7.1	7.3	19.6	20.9
Income tax (benefit) provision	(0.6)	0.7	6.5	0.8
EBITDA	1.8	9.0	49.6	23.5
EBITDA margin	0.6%	2.9%	5.0%	2.5%

Adjustments:
Transformation program	7.7	7.0	22.5	18.7
Restructuring and other related charges	0.1	0.1	7.6	1.5
Asset impairment	—	0.4	0.8	3.4
Loss (gain) on sale of property and equipment, net	0.4	(0.4)	(3.1)	(0.4)
Transaction costs	—	0.5	—	1.9
Adjusted EBITDA	$10.0	$16.6	$77.4	$48.6
Adjusted EBITDA margin	3.3%	5.3%	7.7%	5.3%

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com